UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2014

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2014, Anixter International Inc.’s operating subsidiary Anixter Inc. (the “Company”) entered into a Second Amendment and Incremental Facility Agreement, dated as of August 27, 2014, to its Five-Year Revolving Credit Agreement, dated as of April 8, 2011, among the Company, the Borrowing Subsidiaries party thereto, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. On Aug. 27, 2014, the Company has received a $200 million Term Loan, utilizing the incremental facility available under the Five-Year Revolving Credit Agreement. The terms of payment under the Term Loan are in accordance with the Five-Year Revolving Credit Agreement. Proceeds from the Term Loan are expected to be used to fund a portion of the planned acquisition of Tri-Northern Acquisition Holdings and for general corporate purposes.

The following key changes have been made as part of the second amendment to the Five-Year Revolving Credit Agreement:

•	The consolidated leverage ratio maximum leverage increased from 3.25 to 3.50.

•	The leverage ratio maintenance test with respect to the Senior notes due 2015 increased from 2.75 to 3.00.

•	The incremental facility was reset to $200 million after giving effect to the Term Loan.

All other material terms and conditions of the Five-Year Revolving Credit Agreement, which is guaranteed by Anixter International Inc., remain substantially unchanged.

The foregoing descriptions of the Second Amendment and Incremental Facility Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and Incremental Facility Agreement, a copy of which is attached at Exhibit 10.1. The Company’s press release, dated August 27, 2014, announcing the Second Amendment and Incremental Facility Agreement is attached at Exhibit 99.1.

In addition, on August 27, 2014, the Company amended the Receivables Purchase Agreement governing its accounts receivable securitization program. Amendment No. 3 to Second Amended and Restated Receivables Purchase Agreement, among Anixter Receivables Corporation, the Company, Chariot Funding LLC, as conduit (“Chariot”), and the Financial Institutions party thereto, JPMorgan Chase Bank, N.A. and SunTrust Robinson Humphrey, Inc. as Managing Agents, and J.P. Morgan, as Agent for the purchasers, dated as of August 27, 2014 is attached as Exhibit 10.2. The amendment increased the leverage ratio from 3.25 to 3.50. All other material terms and conditions remain unchanged.

J.P. Morgan and an affiliate of SunTrust serve as lenders under the Company’s Five-Year Revolving Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment and Incremental Facility Agreement to Five-Year Revolving Credit Agreement dated August 27, 2014, among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

10.2	Amendment No. 3 to Second Amended and Restated Receivables Purchase Agreement, dated as of August 27, 2014, among Anixter Receivables Corporation, as Seller, Anixter Inc., as the initial Servicer, each financial institution party thereto as a Financial Institution, Chariot Funding LLC (successor by merger to Falcon Asset Securitization Company LLC), as a conduit, SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A. (“J.P. Morgan”), as managing agents, and J.P. Morgan, as agent for the Purchasers.

99.1	Press Release issued August 27, 2014, announcing the Second Amendment and Incremental Facility Agreement to the Five-Year Revolving Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

August 28, 2014	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment and Incremental Facility Agreement to Five-Year Revolving Credit Agreement dated August 27, 2014, among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

10.2	Amendment No. 3 to Second Amended and Restated Receivables Purchase Agreement, dated as of August 27, 2014, among Anixter Receivables Corporation, as Seller, Anixter Inc., as the initial Servicer, each financial institution party thereto as a Financial Institution, Chariot Funding LLC (successor by merger to Falcon Asset Securitization Company LLC), as a conduit, SunTrust Robinson Humphrey, Inc. and JPMorgan Chase Bank, N.A. (“J.P. Morgan”), as managing agents, and J.P. Morgan, as agent for the Purchasers.

99.1	Press Release issued August 27, 2014, announcing the Second Amendment and Incremental Facility Agreement to the Five-Year Revolving Credit Agreement.